UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2014

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 15, 2014, GSI Group, Inc., a New Brunswick, Canada corporation, and certain of its subsidiaries (collectively, “GSI” or the “Sellers”), completed (a) the sale of the Scientific Lasers business operating under the Continuum brand name (the “Business”) to Amplitude Technologies, S.A. (“Amplitude”), Amplitude Laser, Inc., and certain of their subsidiaries (together with Amplitude, the “Buyers”) and (b) the sale of certain assets (the “Acquired Assets”) and certain liabilities (the “Assumed Liabilities”) of the Sellers in Germany and Japan for an aggregate amount of approximately $7.0 million in cash (the “Purchase Price”), subject to certain closing working capital adjustments, pursuant to an Asset and Equity Purchase Agreement (the “Purchase Agreement”) dated June 24, 2014 by and among the Sellers and the Buyers. Pursuant to the Purchase Agreement, the Buyers acquired 100% of the equity of Continuum Electro-Optics, Inc. and GSI Group France S.A.S., both wholly owned subsidiaries of the Sellers, and the Acquired Assets and the Assumed Liabilities which are used in the conduct of the Sellers’ business of designing, researching, developing, manufacturing, selling, distributing, installing, maintaining and servicing: (i) flashlamp-pumped low energy and high-energy lasers sold under the Continuum brand name, including custom liquid cooled high energy disc lasers, high energy parametric amplifiers pump lasers, and Petawatt pump lasers; (ii) pulsed dye lasers; (iii) pulsed optical parametric oscillators and optical parametric amplifiers; (iv) diode-pumped solid-state lasers; and (v) ultra-fast amplifiers sold under the Quantronix brand name for global scientific, research, medical and industrial applications.

In addition to the Purchase Price described above, the Purchase Agreement includes customary representations and warranties, covenants and indemnities of the parties. Approximately 20% of the Purchase Price has been placed in an escrow to satisfy possible indemnification obligations of the Sellers to the Buyers.

The foregoing description of the disposition does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, a copy of which is attached hereto and filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Attached hereto as Exhibit 99.1 are the following unaudited pro forma consolidated financial statements: unaudited pro forma consolidated balance sheet as of March 28, 2014, and unaudited pro forma consolidated statements of operations for the three months ended March 28, 2014 and March 29, 2013 and for the three fiscal years ended December 31, 2013, 2012 and 2011, which reflect the sale of the Scientific Lasers business.

(d)	Exhibits

Exhibit #	Description

2.1	Asset and Equity Purchase Agreement, dated June 24, 2014, by and among GSI Group Inc., Excel Technology, Inc., Continuum Electro-Optics, Inc., GSI Group Europe GmbH, GSI Group France S.A.S., GSI Group Japan Corporation and Amplitude Laser, Inc. and Amplitude Technologies, S.A. (The registrant hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.)

99.1	Unaudited pro forma financial statement information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: July 21, 2014	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer